Exhibit 99.1

Investor Contact:	Media Contact:
Paul Goldberg	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(212) 922-1640	(630) 743-5039
peg@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS FIRST QUARTER 2016 RESULTS AND UPDATES FULL YEAR GUIDANCE

•	Reports quarterly revenue of $1.6 billion, a decrease of 5% from the prior year

•	Delivers quarterly diluted earnings per share from continuing operations of $0.64, including $0.05 of discrete tax benefits and a $0.07 gain on a disposition

•
Updates full year 2016 diluted earnings per share from continuing operations to now be in the range of $3.51 to $3.66, including discrete tax benefits and the gain on a disposition, and also including restructuring costs of $0.18

Downers Grove, Illinois, April 21, 2016 — Dover (NYSE: DOV) announced today that for the first quarter ended March 31, 2016, revenue was $1.6 billion, a decrease of 5% from the prior year. Organic revenue declined 7% and foreign exchange had an unfavorable impact of 1%. Acquisition revenue, net of dispositions, provided 3% growth in the quarter. Earnings from continuing operations were $99.4 million, a decrease of 15% as compared to $117.2 million for the prior year period. Diluted earnings per share from continuing operations ("EPS") for the first quarter ended March 31, 2016 were $0.64, compared to $0.72 EPS in the prior year period, representing a decrease of 11%. EPS from continuing operations for the first quarter of 2016 included discrete tax benefits of $0.05 and a gain on a disposition of $0.07. Excluding these items, adjusted EPS from continuing operations for the first quarter of 2016 was $0.52, a decrease of 28% over a comparative EPS of $0.72 in the prior year period. EPS for the first quarter ended March 31, 2016 and 2015 includes restructuring costs of $0.07 EPS and $0.10 EPS, respectively.

Robert A. Livingston, Dover's President and Chief Executive Officer, said, “Our first quarter results were well below our initial expectations, driven by significant further reductions in activity and capital spending within our US oil & gas related end-markets. These conditions primarily impacted our Energy results, and to a lesser extent our Fluids results. The markets served by Engineered Systems and Refrigeration & Food Equipment remained solid, resulting in organic growth of 3% in each segment.

“In response to these historically weak oil & gas markets, we have lowered our full year revenue growth expectations for our Energy and Fluids segments, resulting in reduced EPS guidance for the full year. We have also increased our restructuring activities, and expect full year restructuring costs to be approximately $40 million, an increase of $20 million over our prior forecast. Substantially all of these actions and costs will occur by the end of the second quarter.

“In all, we expect full year revenue to decline 2% to 5%, a three point reduction from our previous forecast. Within this forecast, organic revenue is anticipated to decline 5% to 8%, four points below our prior expectations. Acquisition revenue, net of dispositions, is unchanged and will provide approximately 4% growth, while FX has been reduced a point and is now expected to be a 1%

headwind. In total, full year EPS is expected to be in the range of $3.51 to $3.66, as compared to the prior forecast of $3.85 to $4.05. This updated range includes approximately $0.18 of restructuring charges, and also includes $0.05 of discrete tax benefits and a $0.07 gain on a disposition.”

Net earnings for the first quarter ended March 31, 2016, were $99.4 million, or $0.64 EPS, compared to net earnings of $209.5 million, or $1.28 EPS, for the same period of 2015, which included earnings from discontinued operations of $92.3 million, or $0.57 EPS.

Dover will host a webcast of its first quarter 2016 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Thursday, April 21, 2016. The webcast can be accessed on the Dover website at www.dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s first quarter results and its operating segments can also be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenue of approximately $7 billion. We deliver innovative equipment and components, specialty systems and support services through four major operating segments: Energy, Engineered Systems, Fluids, and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve.  Recognized for our entrepreneurial approach for 60 years, our team of 26,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible.  Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at www.dovercorporation.com.

Forward-Looking Statements:

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements relate to, among other things, operating and strategic plans, income, earnings, cash flows, foreign exchange, changes in operations, acquisitions, industries in which Dover businesses operate, anticipated market conditions and our positioning, global economies, and operating improvements. Forward-looking statements may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “suggests,” “will,” “plans,” “should,” “would,” “could,” and “forecast”, or the use of the future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, oil and natural gas demand, production growth, and prices; changes in exploration and production spending by Dover’s customers and changes in the level of oil and natural gas exploration and development; changes in customer demand and capital spending; economic conditions generally and changes in economic conditions globally and in markets served by Dover businesses, including well activity and U.S. industrials activity; Dover's ability to achieve expected savings from integration and other cost-control initiatives, such as lean and productivity programs as well as efforts to reduce sourcing input costs; the impact of interest rate and currency exchange rate fluctuations; the ability of Dover's businesses to expand into new geographic markets; Dover's ability to identify and successfully consummate value-adding acquisition opportunities or planned divestitures; the impact of loss of a significant customer, or loss or non-renewal of significant contracts; the ability of Dover's businesses to develop and launch new products, timing of such launches and risks relating to market acceptance by customers; the relative mix of products and services which impacts margins and operating efficiencies; increased competition and pricing pressures; the impact of loss of a single-source manufacturing facility; short-term capacity constraints; increases in the cost of raw materials; domestic and foreign governmental and public policy changes or developments, including environmental regulations, conflict minerals disclosure requirements, tax policies, and export/import laws; protection and validity of patent and other intellectual property rights; the impact of legal matters and legal compliance risks; conditions and events affecting domestic and global financial and capital markets; and a downgrade in Dover's credit ratings which, among other matters, could make obtaining financing more difficult and costly. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained herein. Dover undertakes no obligation to update any forward-looking statement, except as required by law.

INVESTOR SUPPLEMENT - FIRST QUARTER 2016

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenue	$1,622,273	$1,715,501
Cost of goods and services	1,033,009	1,088,342
Gross profit	589,264	627,159
Selling and administrative expenses	443,448	434,634
Operating earnings	145,816	192,525
Interest expense, net	31,714	32,037
Other income, net	(13,522)	(4,187)
Earnings before provision for income taxes and discontinued operations	127,624	164,675
Provision for income taxes	28,268	47,485
Earnings from continuing operations	99,356	117,190
Earnings from discontinued operations, net	—	92,320
Net earnings	$99,356	$209,510

Basic earnings per common share:
Earnings from continuing operations	$0.64	$0.72
Earnings from discontinued operations, net	—	0.57
Net earnings	0.64	1.30

Weighted average shares outstanding	155,064	161,650

Diluted earnings per common share:
Earnings from continuing operations	$0.64	$0.72
Earnings from discontinued operations, net	—	0.57
Net earnings	0.64	1.28

Weighted average shares outstanding	156,161	163,323

Dividends paid per common share	$0.42	$0.40

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2016	2015
	Q1	Q1	Q2	Q3	Q4	FY 2015
REVENUE
Energy	$283,230	$430,423	$366,044	$363,872	$323,341	$1,483,680

Engineered Systems
Printing & Identification	239,681	230,181	229,934	227,992	255,563	943,670
Industrials	337,314	343,015	363,157	351,404	341,667	1,399,243
	576,995	573,196	593,091	579,396	597,230	2,342,913

Fluids	399,062	340,236	351,511	352,018	355,508	1,399,273

Refrigeration & Food Equipment	363,252	372,097	448,115	492,460	418,758	1,731,430

Intra-segment eliminations	(266)	(451)	(133)	(164)	(237)	(985)
Total consolidated revenue	$1,622,273	$1,715,501	$1,758,628	$1,787,582	$1,694,600	$6,956,311

NET EARNINGS
Segment Earnings:
Energy	$11,244	$52,305	$40,909	$48,726	$31,250	$173,190
Engineered Systems	93,748	88,149	96,702	102,866	89,244	376,961
Fluids	46,047	54,634	70,168	74,911	62,404	262,117
Refrigeration & Food Equipment	38,161	36,150	65,732	76,665	42,752	221,299
Total Segments	189,200	231,238	273,511	303,168	225,650	1,033,567
Corporate expense / other	29,862	34,526	20,382	25,881	24,911	105,700
Net interest expense	31,714	32,037	31,988	31,983	31,249	127,257
Earnings from continuing operations before provision for income taxes	127,624	164,675	221,141	245,304	169,490	800,610
Provision for income taxes	28,268	47,485	65,507	58,821	32,916	204,729
Earnings from continuing operations	99,356	117,190	155,634	186,483	136,574	595,881
Earnings (loss) from discontinued operations, net	—	92,320	176,762	(385)	5,251	273,948
Net earnings	$99,356	$209,510	$332,396	$186,098	$141,825	$869,829

SEGMENT OPERATING MARGIN
Energy	4.0%	12.2%	11.2%	13.4%	9.7%	11.7%
Engineered Systems	16.2%	15.4%	16.3%	17.8%	14.9%	16.1%
Fluids	11.5%	16.1%	20.0%	21.3%	17.6%	18.7%
Refrigeration & Food Equipment	10.5%	9.7%	14.7%	15.6%	10.2%	12.8%
Total Segment	11.7%	13.5%	15.6%	17.0%	13.3%	14.9%

DEPRECIATION AND AMORTIZATION EXPENSE
Energy	$34,160	$34,427	$32,740	$31,858	$42,754	$141,779
Engineered Systems	16,036	14,526	14,392	14,503	16,493	59,914
Fluids	20,511	13,848	13,648	13,367	15,215	56,078
Refrigeration & Food Equipment	16,728	16,458	16,406	16,609	16,601	66,074
Corporate	1,169	923	841	837	643	3,244
	$88,604	$80,182	$78,027	$77,174	$91,706	$327,089

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2016	2015
	Q1	Q1	Q2	Q3	Q4	FY 2015
BOOKINGS
Energy	$273,445	$416,628	$345,079	$351,557	$315,996	$1,429,260

Engineered Systems
Printing & Identification	242,569	235,617	224,203	226,756	250,639	937,215
Industrials	329,957	337,070	336,173	338,744	357,451	1,369,438
	572,526	572,687	560,376	565,500	608,090	2,306,653

Fluids	418,345	339,310	333,695	357,032	321,154	1,351,191

Refrigeration & Food Equipment	411,367	419,659	486,793	430,681	379,967	1,717,100

Intra-segment eliminations	(90)	(628)	(417)	(385)	(486)	(1,916)

Total consolidated bookings	$1,675,593	$1,747,656	$1,725,526	$1,704,385	$1,624,721	$6,802,288

BACKLOG
Energy	$144,828	$212,060	$194,819	$156,631	$155,586

Engineered Systems
Printing & Identification	102,640	108,151	103,403	100,476	98,288
Industrials	235,384	276,598	248,592	236,298	250,725
	338,024	384,749	351,995	336,774	349,013

Fluids	286,457	259,504	240,389	236,608	243,459

Refrigeration & Food Equipment	303,479	337,084	373,193	307,351	247,352

Intra-segment eliminations	(36)	(595)	(354)	(598)	(808)

Total consolidated backlog	$1,072,752	$1,192,802	$1,160,042	$1,036,766	$994,602

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

	2016	2015
	Q1	Q1	Q2	Q3	Q4	FY 2015
Basic earnings (loss) per common share:
Continuing operations	$0.64	$0.72	$0.98	$1.20	$0.88	$3.78
Discontinued operations	—	0.57	1.11	—	0.03	1.74
Net earnings	$0.64	$1.30	$2.10	$1.20	$0.92	$5.52

Diluted earnings (loss) per common share:
Continuing operations	$0.64	$0.72	$0.97	$1.19	$0.87	$3.74
Discontinued operations	—	0.57	1.10	—	0.03	1.72
Net earnings	$0.64	$1.28	$2.07	$1.19	$0.91	$5.46

Adjusted diluted earnings per common share (calculated below):
Continuing operations	$0.52	$0.72	$0.97	$1.14	$0.81	$3.63

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss):
Continuing operations	$99,356	$117,190	$155,634	$186,483	$136,574	$595,881
Discontinued operations	—	92,320	176,762	(385)	5,251	273,948
Net earnings	$99,356	$209,510	$332,396	$186,098	$141,825	$869,829

Average shares outstanding:
Basic	155,064	161,650	158,640	155,300	154,986	157,619
Diluted	156,161	163,323	160,398	156,560	156,254	159,172

Note:
Earnings from continuing operations are adjusted by discrete tax items to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2016	2015
	Q1	Q1	Q2	Q3	Q4	FY 2015
Adjusted earnings from continuing operations:
Earnings from continuing operations	$99,356	$117,190	$155,634	$186,483	$136,574	$595,881
Gains from discrete and other tax items	7,348	—	—	8,131	9,382	17,513
Gain on disposition of business	11,228	—	—	—	—	—
Adjusted earnings from continuing operations	$80,780	$117,190	$155,634	$178,352	$127,192	$578,368

Adjusted diluted earnings per common share:
Earnings from continuing operations	$0.64	$0.72	$0.97	$1.19	$0.87	$3.74
Gains from discrete and other tax items	0.05	—	—	0.05	0.06	0.11
Gain on disposition of business	0.07	—	—	—	—	—
Adjusted earnings from continuing operations	$0.52	$0.72	$0.97	$1.14	$0.81	$3.63

* Per share data may not add due to rounding.

DOVER CORPORATION
ADDITIONAL INFORMATION
(unaudited)(in thousands)

Quarterly Free Cash Flow

	2016	2015
	Q1	Q1	Q2	Q3	Q4	FY 2015
Cash flow from operating activities	$133,413	$131,332	$218,911	$282,213	$316,603	$949,059
Less: Additions to property, plant and equipment	(37,230)	(27,956)	(43,807)	(39,516)	(42,972)	(154,251)
Free cash flow	$96,183	$103,376	$175,104	$242,697	$273,631	$794,808

Free cash flow as a percentage of earnings from continuing operations	96.8%	88.2%	112.5%	130.1%	200.4%	133.4%

Free cash flow as a percentage of revenue	5.9%	6.0%	10.0%	13.6%	16.1%	11.4%

Revenue Growth Factors

	Three Months Ended March 31, 2016
	Energy	Engineered Systems	Fluids	Refrigeration & Food Equipment	Total
Organic	(33)%	3%	(3)%	3%	(7)%
Acquisitions	—%	3%	22%	—%	6%
Dispositions	—%	(3)%	—%	(5)%	(3)%
Currency translation	(1)%	(2)%	(2)%	(1)%	(1)%
	(34)%	1%	17%	(3)%	(5)%

Non-GAAP Disclosures

This release and investor supplement contain non-GAAP measures of adjusted earnings from continuing operations used in calculating adjusted diluted earnings per common share, as management believes this information is useful to investors to better understand the company’s ongoing profitability and facilitates easier comparisons of the company’s profitability to prior and future periods and to its peers. The company has also disclosed herein a number of non-GAAP measures related to free cash flow and organic revenue growth. Management believes these metrics are important measures of the company's liquidity. Free cash flow information provides both management and investors a measurement of cash generated from operations that is available to fund acquisitions, pay dividends, repay debt and repurchase common stock.  We believe that reporting organic revenue and organic revenue growth, which exclude the impact of foreign currency exchange rates and the impact of acquisitions and divestitures, provides a useful comparison of our revenue performance and trends between periods.